Exhibit (c)(3)

PRELIMINARY DRAFT

Goldman Sachs

Discussion Materials on Project Tweed

Goldman, Sachs & Co.

October 4, 2010

PRELIMINARY DRAFT

Goldman Sachs

Discussion Topics

Process and Timing

Initial approach

Anticipated Special Committee process

Announcement

Closing

Proposal

Price

Other terms

Conditions, if any

Price

Management projections vs. Tweed projections

Current business momentum

Shareholder perspectives

Financing

Leverage and terms

Commitment papers and conditions

Timing

Anticipated Special Committee Process

Legal and financial advisors

Length of process

Pre or post-signing market check

Deal protections

Interlopers and Other Related Issues

Financial buyers

Strategic buyers

Activists

ISS

PRELIMINARY DRAFT

Goldman Sachs

Table of Contents

I. Process and Timing Considerations

II. Public Market Overview

III. Overview of Financials

IV. Take Private Analysis and Financing

V. Plaid Special Committee Considerations and Perspectives on Alternatives

Appendix A: Supplemental Materials

PRELIMINARY DRAFT

Goldman Sachs

I. Process and Timing Considerations

Process and Timing Considerations 1

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Key Process Considerations

Initial Approach

MD / JC to make calls to the board members over the next week

Special committee could be formed prior to receipt of the Proposal from Tweed to define and expedite the Process

Business diligence with Plaid subject to the approval of the Special Committee prior or after submitting the formal Proposal

Proposal

Proposal submitted after the initial board member conversations

Present a “fully baked” offer vs. indication of desire to present offer

Limited conditionality

Subject to confirmatory legal diligence (assuming business diligence takes place prior to submission of the Proposal)

Committed financing also subject to confirmatory legal diligence

Special Committee Process

The Board will set up an independent special committee after having preliminary conversations with MD / JC or after receiving a formal Proposal from Tweed

Obligation to represent all shareholders

Would retain its own investment bank and counsel

Likely to move deliberately and carefully

Generally, the Special Committee will consider two potential paths:

A pre-signing market check will generally lengthen the pre-announcement timeframe and could include both strategic and financial buyers

The time required for a post-signing market check / “go shop” will depend on the emergence of competing bids post announcement and requires careful consideration of deal protection mechanics

The go shop windows generally range from 30 to 45 days, with the median length of 40 days for the recent deals

Process and Timing Considerations 2

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Goldman Sachs

Key Process Considerations (cont.)

Special Committee Process (cont’d)

Special committee will evaluate fairness of process and price

Consider Plaid’s operating plan on a stand-alone basis compared to all alternatives, such as a sale or leveraged recap

Special committee’s financial advisor will conduct an independent review of the Company

Transaction Structure

Tender Offer generally faster than Merger

For the tender offer, ultimate timing from signing of Merger Agreement to full consummation of transaction using short-form merger is typically 5-6 weeks barring regulatory delays vs. 8-12 weeks for the Merger

Plaid transaction may be subject to regulatory review as a 13e-3 transaction which might diminish the timing advantage of the Tender

Offer

Disclosure

Transaction requires the Company to prepare and mail a proxy statement if structured as a merger

Transaction may require 13e-3 disclosure

Heightened disclosure obligations and SEC scrutiny of public filings

Increase in filing obligations, including filing projections and financial advisors’ presentations to the Board

Buyer required to provide its view as to the fairness of the transaction

SEC will often take more time to review and will comment extensively on disclosure

Process and Timing Considerations 3

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Project Tweed Illustrative Timeline

October 2010

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

November 2010

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30				

December 2010

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

January 2011

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

February 2011

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28					

Key Event US Holiday

Week starting	Event
October 4	■ Preliminary calls to board members
	■ Engage legal counsel
	■ Conduct legal and accounting review based on public documents
	■ Preliminary discussion with Tweed on acquisition and financing terms (October 4)
	■ Draft Commitment papers sent to Tweed
October 11	■ Plaid Special Committee formed
	■ Tweed and GS to conduct business diligence with Plaid (if approved by Special Committee)
	■ Finalize Commitment papers
	■ Proposal submitted to Plaid
October 18 – November 19	■ Special Committee Process
	■ Draft and negotiate purchase agreement
	■ Confirmatory legal diligence

Week starting	Event
November 22	■ Sign definitive purchase agreement
	■ Announce the transaction with quarterly earnings (November 23)
	■ Go-shop period begins (November 23)
January 3	■ Go-shop period ends (40 days)
January 10	■ Meeting with Credit Rating Agencies
January 31	■ Bank Meeting
February 7	■ Shareholder Vote
	■ Launch Bond Roadshow (February 7)
	■ Commitments on Bank Loan / Bond Pricing (February 11)
February 23	■ Closing

Process and Timing Considerations 4

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Goldman Sachs

Selected Transactions with Go-Shop Provisions

Date Announced	Target Name	Acquiror Name	Enterprise Value ($mm)	Break-Up Fee ($mm)	Reverse Break-Up Fee ($mm)	Break-Up Fee as % of Trans. Value	Reverse Break-Up Fee as % of Trans. Value	Go Shop	Go Shop Termination Fee as % of Trans. Value	Go Shop Termination Fee ($mm)	Go Shop Window (Days)	Matching Offer Period (Days)
02-Sep-2010	Burger King Holdings, Inc.	3G Capital	3,900	175	175	5.4%	5.4%	Yes	1.5%	50	40	3
16-Aug-2010	Res-Care, Inc.	Onex Corporation	551	14	N/A	4.0%	N/A	Yes	2.7%	9	40	4
13-Aug-2010	Dynegy Inc.	The Blackstone Group	5,067	50	100	9.2%	18.4%	Yes	3.0%	16	40	4
19-Jul-2010	ATC Technology Corporation	GENCO Distribution System, Inc.	415	20	N/A	4.0%	N/A	Yes	3.0%	15	30	4
15-Jul-2010	NBTY, Inc.	The Carlyle Group LLC	3,714	98	214	2.8%	6.1%	Yes	1.5%	54	34	3
24-May-2010	Odyssey HealthCare, Inc.	Gentiva Health Services, Inc.	878	29	N/A	3.2%	N/A	Yes	2.7%	24	30	5
12-Apr-2010	DynCorp International Inc.	Cerberus Capital Management, L.P.	1,473	30	100	3.0%	10.1%	Yes	N/A	N/A	28	4
29-Mar-2010	BWAY Holding Company	Madison Dearborn Partners LLC	829	13	28	2.8%	6.1%	Yes	1.1%	5	30	3
08-Mar-2010	Infogroup Inc.	CCMP Capital Advisors, LLC	639	16	25	3.4%	5.5%	Yes	3.4%	16	21	5
05-Mar-2010	RCN Corporation	ABRY Partners LLC	1,235	18	30	3.3%	5.6%	Yes	1.9%	10	40	5
26-Feb-2010	CKE Restaurants, Inc.	Thomas H. Lee Partners L.P.	920	15	31	2.5%	5.1%	Yes	1.5%	9	40	4
16-Dec-2009	Cedar Fair, L.P.	Apollo Management, L.P.	2,179	20	50	3.1%	7.9%	Yes	1.8%	11	40	4
13-Nov-2009	Silicon Storage Technology, Inc.	Prophet Equity LP	126	7	7	3.5%	3.5%	Yes	2.0%	4	45	3
05-Nov-2009	IMS Health Incorporated	Investment Group	5,057	115	275	2.9%	6.9%	Yes	2.0%	80	46	3
28-Sep-2009	GenTek Inc.	American Securities Capital Partners	539	10	12	2.6%	3.1%	Yes	2.6%	10	45	2
21-Jul-2008	Foundry Networks, Inc.	Brocade Communications Systems,	2,133	85	125	3.6%	5.2%	Yes	3.6%	85	5	5
19-Jun-2008	Apria Healthcare Group Inc.	The Blackstone Group	1,571	28	38	3.1%	4.1%	Yes	2.1%	19	35	4
16-Jun-2008	Greenfield Online, Inc.	Quadrangle Group LLC	377	10	13	2.5%	3.1%	Yes	1.2%	5	50	3
25-Feb-2008	Getty Images, Inc.	Hellman & Friedman LLC	2,067	52	78	2.6%	3.9%	Yes	1.5%	31	40	3
30-Jan-2008	NuCo2 Inc.	Aurora Capital Group	476	20	15	4.5%	3.4%	Yes	3.4%	15	45	N/A
18-Jan-2008	Performance Food Group Company	Investment Group	1,136	40	40	3.3%	3.3%	Yes	1.6%	20	50	2
15-Jan-2008	Lifecore Biomedical, Inc.	Warburg Pincus Partners LLC	191	3	9	1.3%	3.9%	Yes	0.7%	2	30	3
14-Jan-2008	Bright Horizons Family Solutions, Inc.	Bain Capital	1,275	39	39	3.1%	3.1%	Yes	1.5%	20	60	N/A
26-Oct-2007	Puget Energy, Inc.	Investment Group	3,964	40	130	1.1%	3.7%	Yes	0.9%	30	45	5
05-Sep-2007	MarkWest Hydrocarbon, Inc.	MarkWest Energy Partners, L.P.	1,223	15	15	2.0%	2.0%	Yes	1.0%	8	30	N/A
25-Jul-2007	PRA International	Genstar Capital, LLC	703	24	24	3.7%	3.7%	Yes	1.2%	8	50	N/A
24-Jul-2007	Ryerson Inc.	Platinum Equity LLC	1,888	25	25	2.7%	2.7%	Yes	1.6%	15	25	3
23-Jul-2007	Neoware, Inc.	Hewlett-Packard Company	252	10	N/A	3.0%	N/A	Yes	3.0%	10	26	5
23-Jul-2007	Cumulus Media Inc.	Management Led Buyout	1,248	15	15	3.2%	3.2%	Yes	1.6%	8	45	3
23-Jul-2007	United Rentals, Inc.	Cerberus Capital Management, L.P.	5,429	100	100	3.5%	3.5%	Yes	1.4%	40	40	3
19-Jul-2007	Williams Scotsman International, Inc.	TDR Capital LLP	2,159	40	N/A	3.3%	N/A	Yes	2.0%	25	30	3
16-Jul-2007	DJO Incorporated	The Blackstone Group	1,503	37	37	3.2%	3.2%	Yes	1.6%	19	50	5
09-Jul-2007	Sequa Corporation	The Carlyle Group LLC	2,648	61	61	3.0%	3.0%	Yes	1.5%	30	45	N/A
02-Jul-2007	Reddy Ice Holdings, Inc.	GSO Capital Partners LP	678	21	21	3.1%	3.1%	Yes	1.0%	7	45	5
20-Jun-2007	Nuveen Investments, Inc.	Investment Group	5,652	200	200	3.9%	3.9%	Yes	1.9%	100	30	3
15-Jun-2007	Penn National Gaming, Inc.	Investment Group	8,355	200	200	3.5%	3.5%	Yes	1.7%	100	45	N/A
11-Jun-2007	James River Group, Inc.	The D. E. Shaw Group	547	11	11	2.2%	2.2%	Yes	1.4%	7	55	3
11-Jun-2007	Horizon Offshore, Inc.	Cal Dive International, Inc.	665	25	N/A	3.0%	N/A	Yes	1.5%	9	45	N/A
Median				**$ 25**	**$ 38**	**3.1%**	**3.7%**		**1.6%**	**$ 15**	**40**	**3**
Mean				**$ 46**	**$ 70**	**3.3%**	**4.7%**		**1.9%**	**$ 25**	**39**	**4**

Source: Goldman Sachs internal analysis

Process and Timing Considerations 5

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Goldman Sachs

II. Public Market Overview

Public Market Overview 6

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Plaid Share Price has Outperformed Since IPO but Lagged Peers YTD

Since IPO (28-Jun-2006)

Indexed Price

250% 220% 190% 160% 130% 100% 70% 40% 10%

28-Jun-06 28-Nov-07 29-Apr-09 30-Sep-10

3-Year 1-Year 6-Month

Plaid (19.0)% (6.1)% (27.3)%

Specialty Softlines (3.5)% (1.8)% (14.8)%

S&P 500 (25.3)% 8.0% (2.7)%

31.6% 10.7% (8.4)%

Daily from 28-Jun-2006 to 30-Sep-2010

Year to Date

Indexed Price

150% 140% 130% 120% 110% 100% 90% 80% 70% 60%

1-Jan-10 10-Mar-10 17-May-10 24-Jul-10 30-Sep-10

Since Plaid Earnings Release

Q4 2009 Q1 2010 Q2 2010

Plaid (28.5)% (23.3)% 0.6%

Specialty Softlines (8.3)% (6.1)% 14.2%

S&P 500 0.1% 3.5% 9.0%

Q4 2009 Q1 2010 Q2 2010

5.2% 2.3% (24.9)%

Daily from 01-Jan-2010 to 30-Sep-2010

Plaid Specialty Softlines Index S&P 500

Source: Bloomberg

Note: Fiscal year ending January of the following year

Note: Specialty Softlines Index includes Abercrombie, Aeropostale, American Eagle, Ann Taylor, Buckle, Chico’s, Coach, Coldwater Creek, Gap, Guess?, Gymboree, Hot Topic, Limited Brands, and Urban Outfitters

Public Market Overview 7

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Goldman Sachs

Approximately 50% of Plaid Shares Have Traded in $40 - $50 Range in YTD Period

(US$ per share)

Plaid Share Price Performance – Since IPO

Closing Price (USD)

$70 $60 $50 $40 $30 $20 $10 $0

Jun-2006 May-2007 Mar-2008 Jan-2009 Nov-2009 Sep-2010

Since IPO 3-Yr 1-Yr YTD

High $56.63 $51.38 $50.00 $50.00

Low $8.77 $8.77 $30.23 $30.23

Median $36.70 $35.55 $41.66 $40.59

9-Mar-2010 Announced Q4 2009 EPS of $0.61, beating consensus estimate of $0.46

27-May-2010 Announced Q1 2010 EPS of $0.68, beating consensus estimate of $0.57

$33.62

26-Aug-2010 Announced Q2 EPS of $0.53, beating consensus estimate of $0.46

Daily from 28-Jun-2006 to 30-Sep-2010

Shares Traded at Various Prices – YTD

Weighted Average Price: $39.78

0.0% 27.0% 24.7% 23.3% 24.9% 0.0%

<$30 $30-$35 $35-$40 $40-$45 $45-$50 >$50

Shares Traded at Various Prices – Last 1 Year

Weighted Average Price: $40.31

0.0% 21.3% 22.6% 34.8% 21.4% 0.0%

<$30 $30-$35 $35-$40 $40-$45 $45-$50 >$50

Shares Traded at Various Prices – Last 3 Years

Weighted Average Price: $32.17

36.8% 16.7% 14.9% 18.8% 12.4% 0.4%

<$30 $30-$35 $35-$40 $40-$45 $45-$50 >$50

Source: Bloomberg. Note:

Note: Market data as of 30-Sep-2010

Public Market Overview 8

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Plaid Top 20 Institutional Shareholders

Top 20 Institutional Holders

Institutional Holder	Equity Assets ($MM)	Cost Basis ($)	Q2 '10 Pos. (Shares)	Q2 '10 % Shares Out.	Q2 '09 Pos. (Shares)	Q2 '09 % Shares Out.	Q2 '08 Pos. (Shares)	% Owned Q2 '08
Fidelity Management & Research	$ 499,959	$ 33.87	9,272,405	14.2 %	8,754,586	12.4 %	9,269,007	12.8 %
Baron Capital Management, Inc.	14,289	34.52	5,524,641	8.5	5,815,365	8.2	6,131,275	8.5
Marsico Capital Management, L.L.C.	37,169	43.06	4,365,418	6.7	-	-	-	-
Columbia Wanger Asset Management, L.P.	25,777	22.16	2,885,600	4.4	2,529,050	3.6	2,653,550	3.7
Vanguard Group, Inc.	531,516	33.95	2,644,998	4.1	1,920,155	2.7	1,211,378	1.7
BlackRock Institutional Trust Company, N.A.	674,710	30.49	2,453,765	3.8	2,947,990	4.2	1,488,421	2.1
T. Rowe Price Associates, Inc.	240,060	34.68	1,988,520	3.1	6,814,900	9.7	4,457,800	6.2
Janus Capital Management LLC	73,573	35.11	1,560,843	2.4	2,192,818	3.1	-	-
Blue Ridge Capital	5,945	44.02	1,490,000	2.3	-	-	-	-
TIAA-CREF	146,817	39.74	1,437,096	2.2	334,736	0.5	697,825	1.0
American Century Investment Management, Inc.	45,636	26.27	1,407,925	2.2	1,650,304	2.3	-	-
State Street Global Advisors (US)	447,209	32.87	1,392,942	2.1	2,093,485	3.0	955,584	1.3
Lord, Abbett & Co. LLC	39,674	36.72	1,288,477	2.0	9,714,648	13.8	8,978,969	12.4
Wells Capital Management Inc.	49,987	42.76	1,210,917	1.9	-	-	-	-
JP Morgan Asset Management	103,066	28.94	1,055,019	1.6	557,546	0.8	1,238,697	1.7
AllianceBernstein L.P.	148,722	24.57	1,040,981	1.6	1,735,608	2.5	1,428,353	2.0
Gardner Lewis Asset Management, L.P.	2,595	43.21	983,185	1.5	-	-	-	-
The Roosevelt Investment Group, Inc.	3,455	32.26	948,907	1.5	-	-	-	-
Vinik Asset Management, L.P.	6,373	40.89	787,300	1.2	1,002,201	1.4	401,608	0.6
S.A.C. Capital Advisors, LP	9,282	43.07	748,991	1.1	95,000	0.1	-	-
Top 20 Institutional Investors				**68.3 %**		**68.3 %**		**53.8 %**

Ownership Style on Mutual Fund Level

Q2 2010


Specialty 1%
Momentum 1%
Income 1%
Index 15%
Value 4%
GARP 6%
Growth 72%

Q2 2009


Specialty 1%
Momentum 1%
Index 12%
Income 14%
Value 4%
GARP 10%
Growth 58%

Q2 2008


Index 7%
Momentum 4%
Income 14%
Value 4%
GARP 11%
Growth 60%

Source: Thomson Financial. Data as of 30-Sep-10

Public Market Overview 9

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Goldman Sachs

Plaid Trading Substantially Below Historical Trading Level

EV / Current Year EBITDA Multiple Over Time (Median Multiples for the Period)

Plaid

EV / 2010 EBITDA

Case EBITDA Mult.

Tweed $293 6.8x

Mgmt $303 6.6x

IBES $311 6.4x

2003 2004 2005 2006 2007 2008 2009 2010YTD Current (IBES)

Plaid NA NA NA 13.7 x 13.9 x 8.3 x 11.2 x 8.3 x 6.4 x

Abercrombie & Fitch 6.0 6.1 8.7 6.8 7.1 5.3 5.5 5.8 6.0

AÉROPOSTALE NA 10.4 8.0 7.6 8.4 7.2 5.7 4.7 4.0

AMERICAN EAGLE OUTFITTERS 5.3 7.4 7.2 7.1 6.7 4.5 6.8 5.0 5.5

ANN TAYLOR 6.1 5.8 7.5 8.0 6.0 4.3 7.7 5.3 4.5

Buckle 5.8 6.6 6.5 6.4 8.5 8.2 5.8 6.0 5.2

COACH 15.2 16.0 15.2 13.7 15.2 7.1 7.1 8.8 9.2

GAP 7.6 6.7 6.1 6.0 7.9 5.9 5.2 4.7 4.0

GUESS 13.2 9.6 6.9 11.4 13.5 8.4 7.2 6.9 7.4

Limitedbrands 5.5 6.0 7.2 8.0 7.8 6.2 6.4 6.5 6.6

lululemon athletica NA NA NA NA NM 21.1 14.2 18.2 18.3

POLO RALPH LAUREN 5.3 8.0 8.2 9.1 10.5 7.6 6.4 8.3 8.9

rue 21 NA NA NA NA NA NA NA 11.5 8.8

urban outfitters 8.5 15.3 17.5 11.9 14.1 13.1 9.3 10.6 8.6

Median 6.1 x 7.4 x 7.5 x 8.0 x 8.5 x 7.2 x 6.8 x 6.5 x 6.6 x

Source: Bloomberg, IBES estimates.

Note: Market data as of 30-Sep-2010

Public Market Overview 10

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Goldman Sachs

Plaid Currently Trades Below Peer Median on a P/E Basis

Forward P/E Multiple Over Time (Median Multiples for the Period)

Plaid

2011 P/E

Case EPS Mult.

Tweed $2.45 13.7x

Mgmt $3.02 11.1x

IBES $2.59 13.0x

Plaid

2010 P/E

Case EPS Mult.

Tweed $2.19 15.4x

Mgmt $2.27 14.8x

IBES $2.31 14.6x

Current

2003 2004 2005 2006 2007 2008 2009 2010YTD

(IBES)

Plaid NA NA NA 29.0 x 26.6 x 16.0 x 22.9 x 16.9 x 13.0 x

Abercrombie & Fitch 11.6 12.9 15.9 12.5 13.3 10.3 16.0 15.8 15.9

AÉROPOSTALE 16.3 17.6 13.7 13.8 15.2 13.2 11.6 9.6 8.2

AMERICAN EAGLE OUTFITTERS 12.9 15.7 13.8 14.0 12.0 9.0 14.9 12.3 13.4

ANNTAYLOR 14.0 13.7 18.0 18.3 14.0 11.4 NM 20.0 14.7

Buckle 12.4 13.7 14.0 14.4 16.1 15.1 10.6 10.8 9.9

COACH 25.7 26.3 24.6 20.9 22.8 11.8 14.6 15.6 15.2

GAP 17.8 15.1 13.2 13.2 17.9 12.6 12.8 11.5 9.8

GUESS 30.0 19.4 17.0 21.5 22.0 13.1 12.6 11.7 12.3

Limitedbrands 13.6 14.7 13.9 15.4 12.8 10.6 13.5 13.4 13.4

lululemon athletica NA NA NA NA NA 27.8 25.6 29.8 30.6

POLORALPHLAUREN 11.7 13.3 14.5 17.9 20.0 14.4 15.5 16.1 16.2

rue21 NA NA NA NA NA NA NA 23.3 18.0

urban outfitters 18.5 27.2 28.3 19.0 21.6 21.7 16.6 18.6 15.6

Median 14.0 x 15.1 x 14.5 x 15.4 x 16.1 12.9 x 14.6 x 15.6 x 14.7 x

S&P 16.4 15.8 14.6 13.9 14.4 12.0 12.8 11.9 12.0

Source: Bloomberg, IBES estimates. Note: Market data as of 30-Sep-2010

Public Market Overview 11

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Analyst Estimates and Price Targets for Plaid


Underperform 5%
Strong Buy 25%
Buy 15%
Hold 55%

					EBITDA		Implied EV/EBITDA		EPS		Implied P/E	
Broker	**Date**	**Recommendation**	**Price Target**	**PV of Price Target**	**FY 2010**	**FY2011**	**FY 2010**	**FY2011**	**FY 2010**	**FY2011**	**FY 2010**	**FY2011**
Goldman Sachs	21-Sep-2010	Hold	$33	$31	$304	$321	6.6 x	6.2 x	$2.23	$2.32	15.1 x	14.5 x
Atlantic Equities	27-Aug-2010	Underperform	28	NA	NA	NA	NA	NA	$2.31	$2.46	14.6	13.7
BMO Capital Markets	27-Aug-2010	Hold	31	NA	334	386	6.0	5.2	2.32	2.60	14.5	12.9
BofA Merrill Lynch	8-Sep-2010	Hold	35	NA	303	314	6.6	6.4	2.29	2.35	14.7	14.3
Brean Murray, Carrel	27-Aug-2010	Strong Buy	42	$37	310	353	6.4	5.6	2.30	2.60	14.6	12.9
Janney Montgomery Scott	29-Sep-2010	Hold	37	$33	305	325	6.5	6.1	2.28	2.45	14.7	13.7
Jefferies	27-Aug-2010	Hold	35	$33	308	303	6.5	6.6	2.23	2.31	15.1	14.6
Miller Tabak	7-Sep-2010	Buy	40	NA	NA	NA	NA	NA	2.65	2.85	12.7	11.8
JP Morgan	7-Sep-2010	Hold	34	$30	321	333	6.2	6.0	2.34	2.50	14.4	13.4
MKM Partners	27-Aug-2010	Buy	41	$36	321	366	6.2	5.4	2.37	2.70	14.2	12.5
Morningstar	3-Jun-2010	Hold	NA	NA	NA	NA	NA	NA	2.29	NA	14.7	NA
Needham	27-Aug-2010	Hold	NA	NA	NA	NA	NA	NA	2.36	2.58	14.2	13.0
Oppenheimer	1-Jul-2010	Strong Buy	50	$42	332	313	6.0	6.4	2.26	2.70	14.9	12.5
Piper Jaffray	27-Aug-2010	Buy	38	NA	307	342	6.5	5.8	2.36	2.68	14.2	12.5
Raymond James	27-Aug-2010	Hold	NA	NA	NA	NA	NA	NA	2.31	2.58	14.6	13.0
Robert W. Baird	27-Aug-2010	Strong Buy	49	NA	320	367	6.2	5.4	2.40	2.75	14.0	12.2
Stifel Nicolaus	2-Sep-2010	Hold	NA	NA	NA	NA	NA	NA	2.33	2.75	14.4	12.2
UBS	28-Aug-2010	Hold	35	NA	310	345	6.4	5.8	2.32	2.48	14.5	13.6
Wedbush Securities	20-Sep-2010	Strong Buy	40	$35	NA	NA	NA	NA	2.25	2.35	14.9	14.3
Weeden	30-Aug-2010	Strong Buy	40	NA	NA	NA	NA	NA	2.27	2.60	14.8	12.9
Median			**$38**	**$34**	**$310**	**$338**	**6.4 x**	**5.9 x**	**$2.31**	**$2.59**	**14.6 x**	**13.0 x**
Tweed Case					**$293**	**$327**	**6.8 x**	**6.1 x**	**$2.19**	**$2.45**	**15.4 x**	**13.7 x**
Management Case					**303**	**394**	**6.6**	**5.1**	**2.27**	**3.02**	**14.8**	**11.1**

Source: Wall Street Estimates. Market data as of 30-Sep-10
Note: Assumes the cost of equity to be 15.0% to calculate the PV of Target price. Research reports with "NA" unavailable

Public Market Overview 12

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Research Analyst Commentary on Plaid is Mixed

Research Analysts’ Have Some Concerns on Near Term Outlook…

“Plaid currently operates near peak level productivity and margins, and laps daunting compares in the next two quarters. Competition is also fierce with extremely picky consumers and fellow women’s retailers providing more options comparable to J.Crew’s coveted style. Rising sourcing costs are also an industry-wide concern lurking ahead.” Jefferies & Company, August 27, 2010

“the outlook for shares over the next 6-12 months comes down to what happens to the earnings base of the core business…if trends deteriorate further, we could see some additional markdown pressure in 4Q and there is substantial risk to record margins.” Goldman Sachs, August 26, 2010

“We have become increasingly concerned regarding merch. margins trends into 1H:11…we anticipate downbeat commentary from management regarding 2H:10 and 2011 margin trends (inventory, sourcing)... should continue to put pressure on shares.” J.P. Morgan, July 15, 2010

“Though Plaid has longer-term store growth potential in Madewell, it is still somewhat unproven and for now EPS growth is much more dependent on comp sales and margin leverage at the core business. Concerns over inventory planned up mid to high-single digits at 2Q end, coupled with fear of sector-wide sales deceleration and tough compares for Plaid, will likely be an overhang.” Goldman Sachs, July 13, 2010

…But Are Bullish on Plaid’s Brand Strength and Growth

“One of the strongest brands with compelling initiatives to drive gradual long-term growth (wedding, men’s, madewell, etc).” Goldman Sachs, August 26, 2010

“Longer term, we believe the company still has the opportunity to expand margins to the high teens through continued 4-5% footage growth, expansion of its direct business and reversal of EBIT dilution from Madewell as it ramps footage and increases brand awareness (recently launched eCommerce).” J.P. Morgan, July 15, 2010 .

“The balance sheet is in the best shape we’ve seen since Plaid went public, with $300 million in cash and less than $50 million in debt following a $50 million prepayment in 2009. Furthermore, we believe CEO Mickey Drexler is highly regarded as a brand leader and merchant and has once again pleased investors with 2009’s 180 degree turnaround from last year’s operation missteps.” J.P.Morgan, July 15, 2010

“If Plaid can execute on its plans to drive more full-priced selling while maintaining a firm control over inventory levels, we believe the company will quickly realize higher margins and drive a premium multiple; we are also excited that the company will begin to aggressively expand in FY12, especially at the money-losing Madewell concept.” Brean Murray Carret & Co, August 27, 2010

Source: Wall Street Research

Public Market Overview 13

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Goldman Sachs

III. Overview of Financials

Overview of Financials 14

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Goldman Sachs

Plaid Financial Overview

Tweed Projections vs. Management Projections vs. Street

($ in millions, except per share data)

FY 2010 EPS Guidance: $2.25 to $2.35

Q3 2010 EPS Guidance: $0.55 to $0.60

Implied Q4 Guidance: $0.49 to $0.54

FY 2010 Capex: $55 million

	Tweed			Management				IBES Estimates				
	2H2010E	2010 E	2011 E	2H2010E	2010E Rev.	2010E (Old)	2011 E	Q3 2010E	Q4 2010E	2H2010E	2010E	2011 E
Total Revenues	**$ 919**	**$ 1,740**	**$ 1,900**	**$ 932**	**$ 1,753**	**$ 1,805**	**$ 2,034**	**$ 434**	**$ 485**	**$ 920**	**$ 1,741**	**$ 1,900**
% Growth	*5.0%*	*10.3%*	*9.2%*	*6.5%*	*11.1%*	*14.4%*	*16.0%*	*4.8%*	*5.3%*	*5.2%*	*10.3%*	*9.1%*
% Growth vs. old projections							*12.7%*					
EBITDA	**$ 132**	**$ 293**	**$ 327**	**$ 142**	**$ 303**	**$ 329**	**$ 394**	**$ 78**	**$ 73**	**$ 151**	**$ 311**	**$ 343**
% Margin	*14.4%*	*16.8%*	*17.2%*	*15.3%*	*17.3%*	*18.2%*	*19.4%*	*18.1%*	*15.1%*	*16.4%*	*17.9%*	*18.0%*
% Growth	*(21.6)%*	*11.4%*	*11.6%*	*(15.7)%*	*15.2%*	*25.1%*	*30.1%*	*(10.8)%*	*(9.1)%*	*(10.7)%*	*18.4%*	*10.1%*
% Growth vs. old projections							*19.8%*					
Net Income	$ 66	$ 145	$ 164	$ 71	$ 151	$ 166	$ 202	$ 38	$ 35	$ 73	$ 152	$ 173
EPS	**$ 0.98**	**$ 2.19**	**$ 2.45**	**$ 1.07**	**$ 2.27**	**$ 2.50**	**$ 3.02**	**$ 0.58**	**$ 0.53**	**$ 1.10**	**$ 2.31**	**$ 2.59**
% Growth	*(24.0)%*	*14.3%*	*12.1%*	*(17.2)%*	*18.9%*	*30.8%*	*32.9%*	*(13.8)%*	*(13.7)%*	*(14.3)%*	*20.8%*	*12.1%*
% Growth vs. old projections							*20.8%*					
Net Income	$ 66	$ 145	$ 164	$ 71	$ 151	$ 166	$ 202					
D&A	23	47	52	23	48	48	56					
Change in Working Capital	48	0	(10)	48	0	0	(19)					
Capital Expenditure	(34)	(52)	(75)	(34)	(52)	(52)	(54)					
Other	7	6	8	7	6	6	8					
Free Cash Flow	**$ 109**	**$ 146**	**$ 139**	**$ 115**	**$ 152**	**$ 167**	**$ 193**					

Source: Tweed estimates, Management projections and IBES estimates

Overview of Financials 15

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Goldman Sachs

Plaid Financial Overview

Management Plan

($ in millions)

CAGR CAGR

FY 2007 A FY 2008 A FY 2009 A FY 2010 E FY 2011 E FY 2012 E FY 2013 E FY 2014 E FY 2015 E ‘07A- ‘10E ‘10E- ‘15E

Total Revenue $ 1,335 $ 1,428 $ 1,578 $ 1,753 $ 2,034 $ 2,356 $ 2,709 $ 3,087 $ 3,481 9.5% 14.7%

% Growth 7.0% 10.5% 11.1% 16.0% 15.8% 15.0% 14.0% 12.7%

Gross Profit $ 589 $ 555 $ 696 $ 777 $ 939 $ 1,091 $ 1,261 $ 1,444 $ 1,643

EBIT $ 175 $ 97 $ 211 $ 255 $ 338 $ 412 $ 501 $ 603 $ 724

D&A 34 44 52 48 56 62 66 69 70

Income Statement EBITDA $ 209 $ 141 $ 263 $ 303 $ 394 $ 474 $ 567 $ 672 $ 793 13.2% 21.2%

% Growth (32.7)% 87.1% 15.2% 30.1% 20.2% 19.5% 18.5% 18.1%

% Margin 15.7% 9.8% 16.7% 17.3% 19.4% 20.1% 20.9% 21.8% 22.8%

Net Income $ 98 $ 54 $ 123 $ 151 $ 202 $ 246 $ 299 $ 360 $ 432 15.3% 23.4%

Diluted Shares Outstanding 64 64 65 66 67 67 67 68 68

EPS $ 1.54 $ 0.85 $ 1.91 $ 2.27 $ 3.02 $ 3.67 $ 4.44 $ 5.32 $ 6.36 13.8% 22.8%

% Growth (45.2)% 126.2% 18.9% 32.9% 21.3% 21.1% 19.9% 19.5%

Net Income $ 98 $ 54 $ 123 $ 151 $ 202 $ 246 $ 299 $ 360 $ 432

D&A 34 44 52 48 56 62 66 69 70

Cash Flow Working Capital 7 37 (14) (14) 6 1 (4) (9) (8)

in Working Capital (42) (15) (33) (0) 19 (5) (5) (5) 1

Capital Expenditures 81 78 45 52 54 59 59 58 65

Other 26 5 40 6 8 16 16 16 16

Free Cash Flow $ 120 $ 40 $ 203 $ 152 $ 193 $ 269 $ 326 $ 392 $ 452 8.3% 24.3%

Credit Stats Cash $ 132 $ 146 $ 298 $ 375 $ 568 $ 837 $ 1,163 $ 1,556 $ 2,008

Total Debt 125 100 49 0 0 0 0 0 0

Debt / EBITDA 0.6 x 0.7 x 0.2 x 0.0 x 0.0 x 0.0 x 0.0 x 0.0 x 0.0 x

Adj. Debt / EBITDAR (1) 2.3 x 3.2 x 2.1 x 1.8 x 1.5 x 1.4 x 1.3 x 1.2 x 1.1 x

Op. Metrics Number of Stores 260 300 321 336 373 424 473 522 576

New Stores Growth (%) 14.5% 15.4% 7.0% 4.7% 11.0% 13.7% 11.6% 10.4% 10.4%

Comp Store Sales (%) 5.6% (4.0)% 4.1% 10.2% 6.2% 6.3% 6.0% 6.1% 6.1%

Source: Public filings, Management Projections

Note: Assumes tax rate of 40.2%. Assumes rent expense to be 4.9% of sales.

(1) Rent Expense adjusted based on Moody’s methodology.

Overview of Financials 16

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Goldman Sachs

Plaid Financial Overview

Tweed Plan

($ in millions)

CAGR CAGR

FY 2007 A FY 2008 A FY 2009 A FY 2010 E FY 2011 E FY 2012 E FY 2013 E FY 2014 E FY 2015 E ‘07A- ‘10E ‘10E- ‘15E

Retail $ 725 $ 743 $ 823 $ 842 $ 879 $ 929 $ 980 $ 1,033 $ 1,088

Factory 187 217 259 297 323 359 399 439 480

Direct 381 413 433 508 569 626 676 723 767

Other 42 55 63 93 129 186 247 313 387

Total Revenue $ 1,335 $ 1,428 $ 1,578 $ 1,740 $ 1,900 $ 2,100 $ 2,302 $ 2,508 $ 2,722 9.2% 9.4%

% Growth 7.0% 10.5% 10.3% 9.2% 10.5% 9.6% 8.9% 8.5%

Income Statement Gross Profit $ 589 $ 555 $ 696 $ 771 $ 877 $ 973 $ 1,072 $ 1,173 $ 1,284

EBITDA $ 209 $ 141 $ 263 $ 293 $ 327 $ 369 $ 412 $ 455 $ 500 11.9% 11.3%

% Growth (32.7)% 87.1% 11.4% 11.6% 12.8% 11.7% 10.4% 9.9%

% Margin 15.7% 9.8% 16.7% 16.8% 17.2% 17.6% 17.9% 18.1% 18.4%

Net Income $ 98 $ 54 $ 123 $ 145 $ 164 $ 187 $ 212 $ 238 $ 266 13.8% 12.9%

Diluted Shares Outstanding 64 64 65 66 67 67 67 68 68

EPS $ 1.54 $ 0.85 $ 1.91 $ 2.19 $ 2.45 $ 2.79 $ 3.15 $ 3.52 $ 3.91 12.3% 12.3%

% Growth (45.2)% 126.2% 14.3% 12.1% 13.8% 13.1% 11.7% 11.1%

Net Income $ 98 $ 54 $ 123 $ 145 $ 164 $ 187 $ 212 $ 238 $ 266

D&A 34 44 52 47 52 55 56 56 54

Cash Flow Working Capital 7 37 (14) (14) (4) 6 16 26 36

in Working Capital (42) (15) (33) (0) 10 10 10 10 10

Capital Expenditures 81 78 45 52 75 85 59 58 65

Other 26 5 40 6 8 16 16 16 16

Free Cash Flow $ 120 $ 40 $ 203 $ 146 $ 139 $ 164 $ 216 $ 242 $ 262 6.9% 12.3%

Cash $ 132 $ 146 $ 298 $ 375 $ 514 $ 678 $ 893 $ 1,136 $ 1,397

Total Debt 125 100 49 0 0 0 0 0 0

Credit Stats Debt / EBITDA 0.6 x 0.7 x 0.2 x 0.0 x 0.0 x 0.0 x 0.0 x 0.0 x 0.0 x

Adj. Debt / EBITDAR (1) 2.3 x 3.2 x 2.1 x 1.8 x 1.8 x 1.8 x 1.7 x 1.7 x 1.7 x

Op. Metrics Number of Stores 260 300 321 335 368 403 435 467 499

New Stores Growth (%) 14.5% 15.4% 7.0% 4.4% 9.9% 9.5% 7.9% 7.4% 6.9%

Comp Store Sales (%) 5.6% (4.0)% 4.1%

Source: Public filings, Management Projections

Note: Assumes tax rate of 40.2%. Assumes rent expense to be 4.9% of sales.

(1) Rent Expense adjusted based on Moody’s methodology.

Overview of Financials 17

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Goldman Sachs

Plaid Quarterly Momentum

Historicals and Tweed Projections

($ in millions)

		Q1 2007	Q2 2007	Q3 2007	Q4 2007	FY 2007	Q1 2008	Q2 2008	Q3 2008	Q4 2008	FY 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	FY 2009	Q1 2010	Q2 2010	2H 2010	FY 2010E
Income Statement	**Total Revenue**	**$ 297**	**$ 305**	**$ 333**	**$ 400**	**$ 1,335**	**$ 341**	**$ 336**	**$ 363**	**$ 388**	**$ 1,428**	**$ 346**	**$ 358**	**$ 414**	**$ 461**	**$ 1,578**	**$ 414**	**$ 408**	**$ 919**	**$ 1,740**
	% Growth						*14.6%*	*10.4%*	*9.1%*	*(3.0)%*		*1.5%*	*6.3%*	*14.1%*	*18.7%*		*19.7%*	*14.0%*	*5.0%*	
	EBITDA	**$ 52**	**$ 45**	**$ 56**	**$ 55**	**$ 209**	**$ 62**	**$ 41**	**$ 43**	**$(6)**	**$ 141**	**$ 48**	**$ 47**	**$ 88**	**$ 81**	**$ 263**	**$ 87**	**$ 74**	**$ 132**	**$ 293**
	% Growth						*19.2%*	*(8.3)%*	*(23.0)%*	*NA*	*(32.6)%*	*(22.6)%*	*12.4%*	*102.8%*	*NA*	*87.1%*	*82.4%*	*58.1%*	*(21.6)%*	*11.4%*
	% Margin	17.4%	14.8%	16.9%	13.8%	*15.6%*	*18.1%*	*12.3%*	*12.0%*	*(1.5)%*	*9.8%*	*13.8%*	*13.0%*	*21.3%*	*17.5%*	*16.7%*	*21.1%*	*18.1%*	*14.4%*	*16.8%*
	Net Income	**$ 25**	**$ 21**	**$ 27**	**$ 26**	**$ 98**	**$ 31**	**$ 18**	**$ 19**	**$(14)**	**$ 54**	**$ 20**	**$ 19**	**$ 44**	**$ 40**	**$ 123**	**$ 45**	**$ 35**	**$ 66**	**$ 145**
	EPS	**$0.39**	**$0.32**	**$0.42**	**$0.41**	**$1.54**	**$0.48**	**$0.28**	**$0.30**	**($0.22)**	**$0.84**	**$0.32**	**$0.29**	**$0.67**	**$0.61**	**$1.91**	**$0.68**	**$0.53**	**$0.98**	**$2.19**
	% Growth						*22.2%*	*(12.9)%*	*(29.0)%*	*NA*		*(32.2)%*	*2.8%*	*126.8%*	*NA*		*109.6%*	*83.1%*	*(24.0)%*	
Cash Flow	Net Income	$25	$21	$27	$26	$98	$31	$18	$19	($14)	$54	$20	$19	$44	$40	$123	$45	$35	$66	$145
	D&A	7	8	9	10	34	9	10	11	15	44	12	14	13	12	52	12	13	23	47
	Working Capital	53	40	61	7	7	36	65	74	37	37	45	35	40	(14)	(14)	6	(14)	(6)	(14)
	Δ in Working Capital	(8)	25	(16)	41	42	(9)	(17)	(4)	45	15	(25)	24	(25)	59	33	(17)	(30)	48	(0)
	Capital Expenditures	(11)	(21)	(27)	(22)	(81)	(15)	(19)	(25)	(18)	(78)	(16)	(12)	(8)	(9)	(45)	(7)	(11)	(34)	(52)
	Free Cash Flow	**$ 13**	**$ 32**	**$(7)**	**$ 82**	**$ 120**	**$ 15**	**$(8)**	**$ 1**	**$ 32**	**$ 40**	**$ 8**	**$ 50**	**$ 43**	**$ 102**	**$ 203**	**$ 32**	**$ 6**	**$ 109**	**$ 146**
Credit Stats	Cash	$81	$120	$64	$132	$132	$122	$114	$114	$146	$146	$155	$204	$247	$298	$298	$319	$282	$375	$375
	Total Debt	175	175	125	125	125	100	100	100	100	100	100	100	99	49	49	49	49	0	0
	Debt / LTM EBITDA	1.0 x	0.9 x	0.6 x	0.6 x	0.6 x	0.5 x	0.5 x	0.5 x	0.7 x	0.7 x	0.8 x	0.8 x	0.6 x	0.2 x	0.2 x	0.2 x	0.1 x	0	0.0 x
	Adj. Debt / EBITDAR (1)	2.7 x	2.5 x	2.2 x	2.2 x	2.3 x	2.1	2.2	2.3	3.0	3.2	3.5	3.4	2.8	1.9	2.1	1.9	1.8	$1.8	1.8
Op. Metrics	*Comp. sales (%)*	0.0%	0.0%	0.0%	0.0%	*5.6%*	*2.3%*	*(0.4)%*	*(2.9)%*	*(13.1)%*	*(4.0)%*	*(5.1)%*	*(5.1)%*	*8.5%*	*16.6%*	*4.1%*	*15.2%*	*10.6%*		*10.2%*
	Sq. Footage growth					*9.3%*	*10.1%*	*11.3%*	*9.4%*	*10.4%*	*10.4%*	*2.4%*	*2.0%*	*0.4%*	*0.2%*	*5.0%*	*0.9%*	*(0.0)%*		*2.8%*

Source: Management
Note: Assumes 8.0x rent adjustment

Overview of Financials 18

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Goldman

Sachs

IV. Take Private Analysis and Financing

Take Private Analysis and Financing 19

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Goldman Sachs

Plaid Take Private: Assumptions and Key Takeaways

Financing Transaction Observations	■ Goldman Sachs is excited about the opportunity to provide acquisition financing to the Plaid take-private and we think the transaction would be well-received by the credit markets — Goldman Sachs is ready to underwrite 100% of the transaction ■ There are several key items which make this a compelling transaction: — Gold standard, must-have brand for debt investors — Well-known credit story in the leveraged finance markets — Winning partnership with Plaid and Tweed
Key Assumptions	**Purchase Price** ■ Assumes transaction closes at the end of 2010 — Purchase price of \$40.00 - \$50.00 (premium of 19.0% - 48.7%) over the current stock price of \$33.62 (30-Sep-2010) — Implied purchase EBITDA multiple of 8.1x – 10.5x based on 2010E EBITDA of \$293mm[1] **Financing** ■ 2010E Leverage Metrics: Total Adj. Debt / 2010E EBITDAR: 6.0x (Total Debt / 2010E EBITDA: 5.4x) — Bank Debt: \$1.1 billion @ L+450 and OID of 99 (LIBOR Floor of 1.75%) — Senior Notes: \$485 million @ 9.5% area ■ Implied new equity check of \$1,232mm (41.6% of new equity) @ \$45 price
Key Takeaways	■ Returns of 13%-22% assuming — Purchase price: \$45.00-\$50.00 — Adjusted leverage of 6.0x — Exit at 8.0x – 9.0x

[1] *Assumes an 2010E EBITDA of \$293million based on Tweed's projections.*

Take Private Analysis and Financing 20

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Goldman Sachs

Illustrative LBO Analysis: Tweed Projections

Assumes Stock Price of $45.00 per share (33.8% Premium) or 9.3x EV / 2010E EBITDA

($ in millions)

Sources of Funds

	Amount	Cost of Debt	% of Total Cap.	x 2010E EBITDA	x 2010E EBITDAR
Target Existing Cash	$ 375	0.5%			
Bank Debt (1)	1,100	L + 450	37.1%	3.8 x	4.7 x
Sr. Notes	485	9.50%	16.4%	5.4 x	6.0 x
Total Debt	**$ 1,585**		**53.5%**	**5.4 x**	**6.0 x**
Basic equity rolled over (2)	$ 77		2.6%		
Stock options equity rolled over (2)	71		2.4%		
Sponsor Equity	1,232		41.6%		
Total Sources of Funds	**$ 3,339**		**100.0%**		

Uses of Funds

	Amount
Equity Purchased - Basic ($45.00 per share)	2,868
Equity Purchased - Stock Options ($45.00 per share)	225
Existing Target Debt Retired	0
Total Purchase Price	**$ 3,094**
EV / 2010E EBITDA (Adj. Cash)	*9.3 x*
Minimum Operating Cash	175
Financing and Other Fees (1)	71
Total Uses of Funds	**$ 3,339**

Implied Adjusted Debt / EBITDAR

New Equity Check	Purchase Price $ 40.00	$ 42.00	$ 45.00	$ 48.00	$ 50.00
Premium to current	19.0%	24.9%	33.8%	42.8%	48.7%
40.0%	5.6 x	5.8 x	6.1 x	6.4 x	6.6 x
42.5%	5.4 x	5.6 x	5.9 x	6.2 x	6.4 x
45.0%	5.2 x	5.4 x	5.7 x	6.0 x	6.2 x
47.5%	5.1 x	5.3 x	5.5 x	5.8 x	6.0 x
50.0%	4.9 x	5.1 x	5.3 x	5.6 x	5.8 x

Implied Debt / EBITDA

New Equity Check	Purchase Price $ 40.00	$ 42.00	$ 45.00	$ 48.00	$ 50.00
Premium to current	19.0%	24.9%	33.8%	42.8%	48.7%
40.0%	4.9 x	5.2 x	5.6 x	6.0 x	6.3 x
42.5%	4.7 x	4.9 x	5.3 x	5.7 x	6.0 x
45.0%	4.4 x	4.7 x	5.1 x	5.4 x	5.7 x
47.5%	4.2 x	4.4 x	4.8 x	5.2 x	5.4 x
50.0%	4.0 x	4.2 x	4.5 x	4.9 x	5.1 x

Source: Company Management for the years 2010E through 2015E
Note: Assumes 63.7 million of basic shares outstanding.
(1) Assumes LIBOR floor of 1.75%. Assumes financing fees of 2.5% and OID on bank debt to be 1.0%.
(2) Equity Rollover assumes rollover of 50.0% of MD's stake, 1.7 million basic shares and 2.0 million options at a strike price of $9.35.

Take Private Analysis and Financing 21

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Goldman Sachs

Illustrative Returns to Tweed At Equity Check of 45 - 50%

Tweed Plan

	Equity Check at 45%			Equity Check at 50.0%		
	Illustrative Purchase Price			Illustrative Purchase Price		
	$ 40.00	$ 45.00	$ 50.00	$ 40.00	$ 45.00	$ 50.00
Implied Premium	19.0%	33.8%	48.7%	19.0%	33.8%	48.7%
Plaid Existing Cash	$ 375	$ 375	$ 375	$ 375	$ 375	$ 375
Bank Debt	1,100	1,100	1,100	1,100	1,100	1,100
Sr. Unsecured Notes	200	382	563	69	232	395
Total Debt	**$ 1,300**	**$ 1,482**	**$ 1,663**	**$ 1,169**	**$ 1,332**	**$ 1,495**
Debt / EBTIDA	4.4 x	5.1 x	5.7 x	4.0 x	4.5 x	5.1 x
Adj Debt / EBITDAR	5.2 x	5.7 x	6.2 x	4.9 x	5.3 x	5.8 x
Roll-over Equity - Basic	68	77	85	68	77	85
Roll-over Equity - Options	61	71	81	61	71	81
Tweed Equity	1,169	1,333	1,496	1,298	1,479	1,660
Total Sources	**$ 2,974**	**$ 3,337**	**$ 3,700**	**$ 2,970**	**$ 3,333**	**$ 3,696**
Total Equity Purchased	$ 2,735	$ 3,094	$ 3,452	$ 2,735	$ 3,094	$ 3,452
Minimum Cash	175	175	175	175	175	175
Total Fees	64	68	73	60	64	68
Total Uses	**$ 2,974**	**$ 3,337**	**$ 3,700**	**$ 2,970**	**$ 3,333**	**$ 3,696**
Enterprise Value	**$ 2,360**	**$ 2,719**	**$ 3,077**	**$ 2,360**	**$ 2,719**	**$ 3,077**
EV / EBITDA	**8.1 x**	**9.3 x**	**10.5 x**	**8.1 x**	**9.3 x**	**10.5 x**
Total Debt	50%	50%	50%	45%	45%	45%
New Sponsor Equity	**45%**	**45%**	**45%**	**50%**	**50%**	**50%**
Total Equity	50%	50%	50%	55%	55%	55%
Returns at 2015E						
- 8.0x Exit Multiple	22.6%	17.8%	13.5%	21.4%	17.0%	12.9%
- 8.5x Exit Multiple	24.2%	19.5%	15.3%	23.0%	18.6%	14.6%

Source: Company Management for the years 2010E through 2015E
Note: Assumes 63.7 million of basic shares outstanding.
(1) Assumes LIBOR floor of 1.75%. Assumes financing fees of 2.5% and OID on bank debt to be 1.0%.
(2) Equity Rollover assumes rollover of 50.0% of MD's stake, 1.7 million basic shares and 2.0 million options at a strike price of $9.35.

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Sachs

Illustrative Ability To Pay Analysis: Tweed Projections

Share Price Required to Achieve Target Returns Assuming 2015E Exit Assumes 6.0x Adjusted Leverage

Projected Free Cash Flow

PF 2010 2011E 2012E 2013E 2014E 2015E

Revenues 1,740 1,900 2,100 2,302 2,508 2,722

Growth % 10.3% 9.2% 10.5% 9.6% 8.9% 8.5%

EBITDA 293 327 369 412 455 500

Margin % 16.8% 17.2% 17.6% 17.9% 18.1% 18.4%

Net Income 75 93 119 149 181 215

(+) D&A 47 52 55 56 56 54

(+) Fin. Fees Amort. 5 5 5 5 5 5

(-) Capital Expenditure 52 75 85 59 58 65

(-) Change in OWC(0) 10 10 10 10 10

FCF For Debt Paydown $ 75 $ 66 $ 85 $ 141 $ 173 $ 200

Cumulative FCF 66 150 291 465 664

De-leveraging Profile

PF 2010 2011E 2012E 2013E 2014E 2015E

Bank Debt 1,100 1,034 950 809 635 436

Senior Notes 485 485 485 485 485 485

Total Debt $ 1,585 $ 1,519 $ 1,435 $ 1,294 $ 1,120 $ 921

Total Debt / EBITDA 5.4 x 4.6 x 3.9 x 3.1 x 2.5 x 1.8 x

Adj. Debt / EBITDAR 6.0 x 5.4 x 4.8 x 4.2 x 3.6 x 3.1 x

EBITDA / Int. Exp. 2.4 x 2.8 x 3.3 x 3.9 x 4.7 x 5.9 x

EBITDA-Capex / Int. Exp. 2.0 x 2.1 x 2.5 x 3.3 x 4.1 x 5.1 x

Illustrative Returns to Sponsor

Purchase Price $ 40.00 $ 42.00 $ 45.00 $ 48.00 $ 50.00

Premium to Current 19.0% 24.9% 33.8% 42.8% 48.7%

Implied EV / 2010E EBITDA

8.1 x 8.7 x 9.3 x 9.9 x 10.5 x

7.5 x 23.8% 20.6% 16.7% 13.4% 11.5%

8.0 x 25.8% 22.6% 18.5% 15.2% 13.3%

8.5 x 27.6% 24.4% 20.3% 16.9% 14.9%

Exit EBITDA Multiple 9.0 x 29.4% 26.1% 22.0% 18.5% 16.5%

9.5 x 31.1% 27.7% 23.5% 20.1% 18.0%

Returns to Sponsor exit in 2015 @ 8.5x EBITDA

Implied EV / 2010E EBITDA

8.1 x 8.7 x 9.3 x 9.9 x 10.5 x

4.5 x 21.7% 19.7% 16.9% 14.5% 13.0%

5.0 x 23.4% 21.0% 17.9% 15.2% 13.6%

Adj. Leverage 6.0 x 27.6% 24.4% 20.3% 16.9% 14.9%

5.5 x 25.2% 22.5% 19.0% 16.0% 14.2%

6.5 x 30.8% 26.8% 22.0% 18.1% 15.8%

Equity Value Per Share (Assumes 20.0% Returns and 8.5x exit in 2015E)

2010 - 2015 Sales CAGR

7.4% 8.4% 9.4% 10.4% 11.4%

15E EBITDA Per Year Change in Annual Sales Growth vs. Plan

Margin vs. Plan(2.0)%(1.0)% 0.0% 1.0% 2.0%

20.4% 2.0% $ 45.55 $ 46.67 $ 47.84 $ 49.05 $ 50.31

19.4% 1.0% $ 44.37 $ 45.43 $ 46.54 $ 47.69 $ 48.89

18.4% 0.0% $ 43.18 $ 44.20 $ 45.25 $ 46.34 $ 47.47

17.4%(1.0)% $ 42.00 $ 42.96 $ 43.95 $ 44.98 $ 46.05

16.4%(2.0)% $ 40.82 $ 41.72 $ 42.65 $ 43.62 $ 44.63

Source: Company Management for the years 2010E through 2015E Note: Assumes 63.7 million of basic shares outstanding.

(1) Assumes LIBOR floor of 1.75%. Assumes financing fees of 2.5% and OID on bank debt to be 1.0%.

(2) Equity Rollover assumes rollover of 50.0% of MD’s stake, 1.7 million basic shares and 2.0 million options at a strike price of $9.35.

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Analysis At Various Prices

($ in millions)

Premium to Market Price 0.0% 19.0% 24.9% 33.8% 42.8% 48.7%

Purchase Price Per Share ($) $ 33.62 $ 40.00 $ 42.00 $ 45.00 $ 48.00 $ 50.00

Equity Value $ 2,278 $ 2,735 $ 2,879 $ 3,094 $ 3,309 $ 3,452

Enterprise Value (3) $ 1,903 $ 2,360 $ 2,504 $ 2,719 $ 2,934 $ 3,077

Enterprise Value / EBITDA (4)

2010E $ 293 6.5 x 8.1 x 8.5 x 9.3 x 10.0 x 10.5 x

Tweed 2011E 327 5.8 x 7.2 x 7.7 x 8.3 x 9.0 x 9.4 x

2010E $ 311 6.1 x 7.6 x 8.0 x 8.7 x 9.4 x 9.9 x

Street 2011E 343 5.6 6.9 7.3 7.9 8.6 9.0

2010E $ 303 6.3 x 7.8 x 8.3 x 9.0 x 9.7 x 10.2 x

Management 2011E 394 4.8 6.0 6.3 6.9 7.4 7.8

Price / Earnings (4)

2010E $ 2.19 15.4 x 18.3 x 19.2 x 20.5 x 21.9 x 22.8 x

Tweed 2011E $ 2.45 13.7 16.3 17.1 18.4 19.6 20.4

2010E $ 2.31 14.6 x 17.4 x 18.2 x 19.5 x 20.8 x 21.7 x

Street 2011E $ 2.59 13.0 15.4 16.2 17.4 18.5 19.3

2010E $ 2.27 14.8 x 17.6 x 18.5 x 19.8 x 21.1 x 22.0 x

Management 2011E $ 3.02 11.1 13.2 13.9 14.9 15.9 16.6

(1) Assumes 63.7 million basic shares outstanding as of 30-Sep-2010.

(2) Assumes options outstanding are not tax-deductible.

(3) Assumes net cash of $375.0 million as of 30-Jan-2011.

(4) Estimates as per IBES dated 30-Sep-2010.

Take Private Analysis and Financing 24

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Goldman Sachs

V. Plaid Special Committee Considerations and Perspectives on Alternatives

Plaid Special Committee Considerations and Perspectives on Alternatives 25

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Potential Plaid Special Committee Considerations

Takeaways from Recent Special Committee Assignments

Key Takeaways Observations

Establish Clean Record of Special Committee Process from the Outset

Benefits of open process and careful record accrue to all parties

— Establish record of considering / exploring available alternatives

— Consider optimal process to deliver highest value to minorities while minimizing business disruption

Given potential level of scrutiny by shareholders, hedge funds and potentially the courts, lack of transparency can significantly increase pressure on directors

Level of transparency can significantly impact timetable of transaction and shareholder momentum for rejecting or accepting the ultimate offer / plan

Identify Strategies for Negotiating Value and Key Structural Aspects of Proposal

Current business plan and prospects and additional potential sources of value

Understanding motivations of all parties and individuals

Potential value from 100% ownership

Assessment of potential synergies, if any

Optimize Strategy to Position and Reinforce Special Committee Negotiating Posture

Effective use of valuation analyses and rebuttal documents to establish initial tone of negotiating dialogue

Consider maintenance of multiple communication channels to reinforce buyer’s view of Special Committee resolve

— Active engagement by financial and legal advisors

— Selective, but strategic, use of principal / Special Committee interface

Effective and timely use of press releases and other communications

Use of due diligence timetable to signal thorough and deliberate nature of Special Committee investigations

— Record-setting implications

— Full access to management and information

Constant assessment of potential tipping points

— Absolute walk-away thresholds

— Non-financial dynamics

Carefully Assess and Anticipate Reaction of Public Shareholders

Composition of institutional, retail and hedge fund components; turnover following announcement of offer

— Determine role and relative influence of public shareholders

Economic implications of cost basis

Potential for blocking coalitions

Communications strategy

Influence / impact of RiskMetrics

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Potential Plaid Special Committee Considerations

Challenges to “Going Private” Transactions Have Arisen

Increased Court Scrutiny

Litigation continues to target “going private” deals due to perceived settlement value

Recent court cases are focusing on the risks relating to LBO/MBO processes

Appraisal rights offer opportunity for court to recalculate the value of the company (plus interest) years after the deal closes

RiskMetrics Group

RiskMetrics (RMG, formerly ISS) Contentious List highlights deals that are facing opposition or which

RMG views to have “risks”

— RMG is often skeptical of LBO/MBO transactions, which frequently appear on the Contentious List

RMG has often recommended votes against LBO/MBO transactions, including Clear Channel, Cornell Companies, Genesis Healthcare, Lone Star Steakhouse, Riviera Holdings and Shopko

Increased Disclosure

Rule 13e-3 requires exhaustive public disclosure

Courts are increasingly demanding detailed disclosure of projections, interactions between sponsors and management and other aspects of the process

Hedge Fund Activism

Trying to obtain “alpha” returns by demanding a higher price or asserting appraisal rights

Criticism of transactions, analyses and processes in public filings

Mutual Fund Skepticism

Dissatisfaction with high returns achieved by sponsors after public company is taken “private”

Skepticism about management’s role in process

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Perspective on Plaid Special Committee Review of Alternatives

	❶ Execute Current Plan	❷ Recapitalization	❸ Sale to Other Financial Buyers	❹ Sale to Strategic Buyer
Alternatives	**Continue executing existing management plan** ■ Management plan implies growth in EPS from $2.27 in FY2010E to $6.36 in FY2015E (22.9% CAGR) ■ Builds up over $2.0bn of cash by end of 2015E	**One time share buyback with proceeds from the new debt** ■ Buyback of $250 - $600m funded with proceeds from new debt issuance and excess cash on the balance sheet ■ EPS accretive due to the low cost of debt and excess cash ■ Robust cash flow generation and de-leveraging under the management plan ■ Premium paid for share buyback: 10%-15% assuming 15%-20% of shares outstanding bought back	**Sale to other financial buyers** ■ 2010E Leverage Metrics: Total Adj. Debt / 2010E EBITDAR: 6.0x (Total Debt / 2010E EBITDA: 5.4x) — Bank Debt: $1.1 billion @ L+450 and OID of 99 (LIBOR Floor of 1.75%) — Senior Notes: $545million @ 9.5% area	**Sale to domestic or international strategic buyer** ■ Potential acquirers could include [Potential Buyers 1 through 5, names redacted]
Considerations	■ Achievability of the management plan ■ Future trading multiple	■ Value creative to the shareholders but potential negative impact on trading multiple due to increased leverage	■ Business deceleration likely to impact financing	■ Strategic fit with the potential acquirers may be limited

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Illustrative Summary of Financial Analysis

(US$ per share)

Current Price: $33.62 (Management Plan); Current Price: $33.62 (Tweed Plan)

Methodology	Management Plan Low	Management Plan High	Tweed Plan Low	Tweed Plan High	Comments
52-Week Trading Range	$30	$50	$30	$50	■ 52 week high: $50.00 (April 26, 2010) ■ 52 week low: $30.23 (August 30, 2010)
Analyst Price Targets	$28	$42	$28	$42	■ Based on published price targets from 16 sell-side analysts ■ 14 of 20 analysts at $28.00-$42.00 per share, excluding outliers[1]
Selected Public Companies EV / EBITDA	$28	$46	$27	$44	■ Based on publicly traded specialty retail apparel companies — Low-end: 5.0x 2010EV / EBITDA multiple; High-end: 9.0x 2010E / EBITDA multiple
Selected Public Companies P/E	$36	$54	$29	$44	— Low-end: 12.0x 2011P/E; High-end: 18.0x 2011P/E
PV of Future Stock Price	$33	$55	$25	$37	■ Low end of 11.0x Forward P/E and high end of 15.0x Forward P/E — Discounted at Illustrative cost of equity of 15.0%
Discounted Cash Flow	$50	$69	$33	$44	■ Terminal growth rate of 3.0% - 5.0% ■ Illustrative cost of capital to be 13.0% - 15.0%
PV of FSP - Recap	$41	$61	$32	$40	■ Pro Forma for the Share Repurchase of $600mm at $36.98 (15% premium) — Discounted at Illustrative cost of equity of 15.0%
Leveraged Buyout	$53	$60	$39	$44	■ Illustrative Sponsor IRR range of approx. 25% ■ Illustrative Exit EBITDA multiple of 7.5x – 9.5x
Premia Paid	$42	$45	$42	$45	■ Premia Analysis: 25% -35% premium to the current stock price ($33.62)
Precedent Transactions	$37	$55	$36	$53	■ Precedent Retail Apparel Transactions — Low-end: 7.0x; High-end: 11.0x

Source: Based on public filings, Management and Tweed estimates

[1] Outliers include Oppenheimer ($50 price target) and Robert W Baird ($49 price target)

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Sachs

1 Status Quo

Illustrative Present Value of Future Share Price; Based on Forward P/E

Management Plan Tweed’s Plan

$ 55.00 $ 40.00

$ 54.53

$ 52.47

$ 50.00 $ 50.33 $ 36.76 $ 36.37

$ 35.00 $ 35.76

$ 34.72

$ 47.81 $ 47.26

$ 33.55

$ 45.00 $ 45.47

$ 45.31 $ 31.85

$ 31.52

$ 43.62 $ 30.00 $ 30.99

$ 30.09

$ 40.00 $ 41.43 $ 29.07

$ 39.99

$ 39.27

$ 38.48 $ 26.95 $ 26.67

$ 25.00 $ 26.22

$ 36.91 $ 25.46

$ 35.00 $ 24.60

$ 35.06

$ 33.23

$ 30.00 $ 20.00

Oct - 2010 Oct - 2011 Oct - 2012 Oct - 2013 Oct - 2014 Oct - 2010 Oct - 2011 Oct - 2012 Oct - 2013 Oct - 2014

Fwd EPS $ 3.02 $ 3.67 $ 4.44 $ 5.32 $ 6.36 Fwd EPS $ 2.45 $ 2.79 $ 3.15 $ 3.52 $ 3.91

EPS (Gr. %) 32.9% 21.3% 21.1% 19.9% 19.5 % EPS (Gr. %) 12.1% 13.8% 13.1% 11.7% 11.1%

Cash $ 375 $ 568 $ 837 $ 1,163 $ 1,556 Cash $ 375 $ 514 $ 678 $ 893 $ 1,136

11.0x P/E Multiple 13.0x P/E Multiple 15.0x P/E Multiple

Source: Tweed Projections

Note: Assumes cost of equity as 15.0%

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Sachs

1 Status Quo

Illustrative DCF Analysis

Management Plan Tweed Plan

Equity Value Per Share Equity Value Per Share

Perpetuity Growth Rate Perpetuity Growth Rate

Discount Rate 3.0% 3.5% 4.0% 4.5% 5.0% Discount Rate 3.0% 3.5% 4.0% 4.5% 5.0%

13.0% $ 58.68 $ 60.75 $ 63.06 $ 65.64 $ 68.54 13.0% $ 38.07 $ 39.30 $ 40.66 $ 42.18 $ 43.90

13.5% 56.11 57.96 60.00 62.27 64.81 13.5% 36.55 37.64 38.85 40.20 41.70

14.0% 53.78 55.43 57.25 59.27 61.50 14.0% 35.17 36.15 37.23 38.42 39.74

14.5% 51.65 53.14 54.77 56.56 58.54 14.5% 33.92 34.80 35.76 36.82 37.99

15.0% 49.70 51.05 52.51 54.12 55.88 15.0% 32.76 33.56 34.43 35.37 36.42

Exit LTM EV / EBITDA Multiple Exit LTM EV / EBITDA Multiple

Perpetuity Growth Rate Perpetuity Growth Rate

Discount Rate 3.0% 3.5% 4.0% 4.5% 5.0% Discount Rate 3.0% 3.5% 4.0% 4.5% 5.0%

14.0% 5.5 x 5.8 x 6.1 x 6.4 x 6.8 x 14.0% 5.1 x 5.4 x 5.7 x 6.0 x 6.4 x

Business Sensitivity Business Sensitivity

FY2010 - FY2015 Sales CAGR FY2010 - FY2015 Sales CAGR

10.7% 11.7% 12.7% 13.7% 14.7% 7.4% 8.4% 9.4% 10.4% 11.4%

FY’15E Change in Annual Sales Growth vs. Plan FY’15E Change in Annual Sales Growth vs. Plan

EBITDA Per Year EBITDA Per Year

Margin vs. Plan (4.0)% (3.0)% (2.0)% (1.0)% 0.0% Margin vs. Plan (2.0)% (1.0)% 0.0% 1.0% 2.0%

22.8% 0.0% $ 49.96 $ 51.69 $ 53.49 $ 55.34 $ 57.25 20.4% 2.0% $ 38.63 $ 39.91 $ 41.22 $ 42.59 $ 43.99

21.8% (1.0)% 47.83 49.48 51.19 52.95 54.77 19.4% 1.0% 36.79 37.99 39.23 40.51 41.83

20.8% (2.0)% 45.70 47.27 48.89 50.56 52.29 18.4% 0.0% 34.94 36.06 37.23 38.43 39.67

19.8% (3.0)% 43.57 45.06 46.59 48.17 49.81 17.4% (1.0)% 33.09 34.14 35.23 36.35 37.52

18.8% (4.0)% 41.45 42.84 44.29 45.79 47.33 16.4% (2.0)% 31.25 32.22 33.23 34.28 35.36

Source: Management projections Note: Projections discounted to Jan-2011

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❷ Recapitalization: One-Time Share Repurchases

Management Plan
($ in millions, except per share data)

One-Time Share Repo Size	Status Quo	$ 250	$ 400	$ 500	$ 600
% of Market Cap		*11.0%*	*17.6%*	*22.0%*	*26.3%*
Cash Used		250	250	250	250
New Debt		5	162	267	372
Share Repurchase Price		$ 35.30	$ 36.98	$ 36.98	$ 38.66
% Premium to Current		*5.0%*	*10.0%*	*10.0%*	*15.0%*
Shares Repurchased (mm)		7.1	10.8	13.5	15.5
% of Outstanding Shares Repurchased (1)		*11.1%*	*17.0%*	*21.2%*	*24.3%*
Accretion / (Dilution) Analysis					
FY 2011E Net Income (2) (3)	$ 202	$ 201	$ 198	$ 194	$ 190
FY 2011E Shares Outstanding	66.8	59.7	55.9	53.2	51.2
FY 2011 E EPS (2) (3) (4)	**$ 3.02**	**$ 3.36**	**$ 3.53**	**$ 3.64**	**$ 3.70**
Accretion / (Dilution) (%)		***11.4%***	***16.9%***	***20.5%***	***22.6%***
FY 2011E - 2013 E EPS CAGR	21.2%	21.3%	22.1%	23.2%	24.4%
Implied Share Price at 11.0x 2011 P/E Mulitple	**$ 33.23**	**$ 37.01**	**$ 38.84**	**$ 40.04**	**$ 40.72**
Share Price Accretion (5)		*11.4%*	*16.9%*	*20.5%*	*22.6%*
Implied EV / EBITDA		*7.0 x*	*7.4 x*	*7.6 x*	*7.8 x*
Implied Share Price at 13.0x 2011 P/E Mulitple		**$ 43.74**	**$ 45.91**	**$ 47.32**	**$ 48.12**
Share Price Accretion (5)		*31.6%*	*38.2%*	*42.4%*	*44.8%*
Implied EV / EBITDA		*8.4 x*	*8.7 x*	*8.9 x*	*9.1 x*
Pro Forma Credit Statistics (2010)					
Total Debt	$ 0	$ 5	$ 162	$ 267	$ 372
Debt / EBITDA	0.0 x	0.0 x	0.5 x	0.9 x	1.2 x
Adj. Debt / EBITDAR (6)	1.8 x	1.8 x	2.2 x	2.5 x	2.7 x

Source: Public filings, Management Case

(1) Based on 63.7 million basic shares outstanding as of 22-Sep-2010.

(2) Assumes a tax rate of 40.2% for FY2011E.

(3) Assumes Interest rate on bank debt to be L + 425. Assumes LIBOR floor of 1.75%. Also assumes interest on cash to be 0.5%

(4) Based on 2011E weighted average diluted shares of 66.8 million.

(5) Accretion calculated based on implied price of $33.23.

(6) Assumes rent expense capitalized at 8.0x and 100% of rent expense attributed to interest expense.

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2 Recapitalization: One-Time Share Repurchases

Tweed’s Plan

($ in millions, except per share data)

One-Time Share Repo Size Status Quo $ 250 $ 400 $ 500 $ 600

% of Market Cap 11.0% 17.6% 22.0% 26.3%

Cash Used 250 250 250 250

New Debt 5 162 267 372

Share Repurchase Price $ 35.30 $ 36.98 $ 36.98 $ 38.66

% Premium to Current 5.0% 10.0% 10.0% 15.0%

Shares Repurchased (mm) 7.1 10.8 13.5 15.5

% of Outstanding Shares Repurchased (1) 11.1% 17.0% 21.2% 24.3%

Accretion / (Dilution) Analysis

FY 2011E Net Income (2) (3) $ 164 $ 163 $ 159 $ 155 $ 151

FY 2011E Shares Outstanding 66.8 59.7 55.9 53.2 51.2

FY 2011 E EPS (2) (3) (4) $ 2.45 $ 2.73 $ 2.84 $ 2.91 $ 2.94

Accretion / (Dilution) (%) 11.3% 15.9% 18.6% 20.0%

FY 2011E - 2013 E EPS CAGR 13.4% 13.5% 14.7% 16.1% 17.0%

Implied Share Price at 11.0x 2011 P/E Mulitple $ 26.95 $ 29.99 $ 31.23 $ 31.97 $ 32.34

Share Price Accretion (5) 11.3% 15.9% 18.6% 20.0%

Implied EV / EBITDA 5.8 x 6.2 x 6.4 x 6.6 x

Implied Share Price at 13.0x 2011 P/E Mulitple $ 35.45 $ 36.91 $ 37.79 $ 38.22

Share Price Accretion (5) 31.5% 37.0% 40.2% 41.8%

Implied EV / EBITDA 6.9 x 7.3 x 7.5 x 7.7 x

Pro Forma Credit Statistics (2010)

Total Debt $ 0 $ 5 $ 162 $ 267 $ 372

Debt / EBITDA 0.0 x 0.0 x 0.6 x 0.9 x 1.3 x

Adj. Debt / EBITDAR (6) 1.8 x 1.8 x 2.2 x 2.5 x 2.8 x

Source: Public filings, Tweed Case

(1) Based on 63.7 million basic shares outstanding as of 22-Sep-2010.

(2) Assumes a tax rate of 40.2% for FY2011E.

(3) Assumes Interest rate on bank debt to be L + 425. Assumes LIBOR floor of 1.75%. Also assumes interest on cash to be 0.5%

(4) Based on 2011E weighted average diluted shares of 66.8 million.

(5) Accretion calculated based on implied price of $26.95.

(6) Assumes rent expense capitalized at 8.0x and 100% of rent expense attributed to interest expense.

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2 Pro Forma Recapitalization Analysis

Illustrative Present Value of Future Share Price; Based on Forward P/E

Management Plan Tweed’s Plan

$ 65.00 $ 45.00

$ 60.99

$ 58.72 $ 40.00

$ 55.00 $ 56.35 $ 39.20 $ 39.56

$ 38.22 $ 38.76

$ 37.43

$ 52.75

$ 51.61 $ 35.00

$ 49.69

$ 48.12

$ 47.68 $ 33.17 $ 33.47

$ 45.00 $ 32.34 $ 32.79

$ 44.63 $ 31.67

$ 30.00

$ 40.72

$ 35.00 $ 25.00

Oct - 2010 Oct - 2011 Oct - 2012 Oct - 2013 Oct - 2014 Oct - 2010 Oct - 2011 Oct - 2012 Oct - 2013 Oct - 2014

Fwd EPS $3.70 $4.67 $5.73 $6.87 $8.21 Fwd EPS $2.94 $3.47 $4.02 $4.53 $5.04

EPS (Gr. %) 38.7% 26.0% 22.9% 19.8% 19.5% EPS (Gr.%) 15.1% 18.0% 16.0% 12.7% 11.1%

Cash $ 125 $ 125 $ 177 $ 487 $ 863 Cash $ 125 $ 125 $ 125 $ 211 $ 437

Debt $ 372 $ 197 $ 0 $ 0 $ 0 Debt $ 372 $ 252 $ 111 $ 0 $ 0

11.0x P/E Multiple 13.0x P/E Multiple

Source: Tweed Projections

Note: Assumes cost of equity as 14.0%. Assumes a share repo size of $600 million financed with $372mm of debt and $250mm of cash in hand. Assumes financing charges of 2.5%on debt and 2.0% OID. Assumes a shares are bought back at a premium of 15.0%.

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❸ Illustrative LBO Analysis: Management Projections

Assumes Stock Price of $45.00 per share (33.8% Premium) or 9.0x EV / 2010E EBITDA ($ in millions)

Sources of Funds

	Amount	Cost of Debt	% of Total Cap.	x 2010E EBITDA	x 2010E EBITDAR
Target Existing Cash	$ 375	0.5%			
Bank Debt (1)	1,100	L + 450	37.1%	3.6 x	4.6 x
Sr. Notes	545	9.50%	18.4%	5.4 x	6.0 x
Total Debt	**$ 1,645**		**55.5%**	**5.4 x**	**6.0 x**
Basic equity rolled over (2)	$ 77		2.6%		
Stock options equity rolled over (2)	71		2.4%		
Sponsor Equity	1,174		39.6%		
Total Sources of Funds	**$ 3,341**		**100.0%**		

Uses of Funds

	Amount
Equity Purchased - Basic ($45.00 per share)	2,868
Equity Purchased - Stock Options ($45.00 per share)	225
Existing Target Debt Retired	0
Total Purchase Price	**$ 3,094**
EV / 2010E EBITDA (Adj. Cash)	*9.0 x*
Minimum Operating Cash	175
Financing and Other Fees (1)	72
Total Uses of Funds	**$ 3,341**

Implied Adjusted Debt / EBITDAR

New Equity Check	Purchase Price $ 40.00	$ 42.00	$ 45.00	$ 48.00	$ 50.00
Premium to current	19.0%	24.9%	33.8%	42.8%	48.7%
40.0%	5.4 x	5.7 x	6.0 x	6.3 x	6.5 x
42.5%	5.3 x	5.5 x	5.8 x	6.1 x	6.3 x
45.0%	5.1 x	5.3 x	5.6 x	5.9 x	6.0 x
47.5%	4.9 x	5.1 x	5.4 x	5.6 x	5.8 x
50.0%	4.8 x	4.9 x	5.2 x	5.4 x	5.6 x

Implied Debt / EBITDA

New Equity Check	Purchase Price $ 40.00	$ 42.00	$ 45.00	$ 48.00	$ 50.00
Premium to current	19.0%	24.9%	33.8%	42.8%	48.7%
40.0%	4.7 x	5.0 x	5.4 x	5.8 x	6.0 x
42.5%	4.5 x	4.8 x	5.1 x	5.5 x	5.8 x
45.0%	4.3 x	4.5 x	4.9 x	5.2 x	5.5 x
47.5%	4.1 x	4.3 x	4.6 x	5.0 x	5.2 x
50.0%	3.9 x	4.1 x	4.4 x	4.7 x	4.9 x

Source: Company Management for the years 2010E through 2015E
Note: Assumes 63.7 million of basic shares outstanding.
(1) Assumes LIBOR floor of 1.75%. Assumes financing fees of 2.5% and OID on bank debt to be 1.0%.
(2) Equity Rollover assumes rollover of 50.0% of MD's stake, 1.7 million basic shares and 2.0 million options at a strike price of $9.35.

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3 Illustrative Ability To Pay Analysis: Mgmt. Projections

Share Price Required to Achieve Target Returns Assuming 2015E Exit Assumes 6.0x Adjusted Leverage

Projected Free Cash Flow

PF 2010 2011E 2012E 2013E 2014E 2015E

Revenues 1,753 2,034 2,356 2,709 3,087 3,481

Growth % 11.1% 16.0% 15.8% 15.0% 14.0% 12.7%

EBITDA 303 394 474 567 672 793

Margin % 17.3% 19.4% 20.1% 20.9% 21.8% 22.8%

Net Income 77 129 179 240 312 394

(+) D&A 48 56 62 66 69 70

(+) Fin. Fees Amort. 5 5 5 5 5 5

(-) Capital Expenditure 52 54 59 59 58 65

(-) Change in OWC 0 19 (5) (5) (5) (1)

FCF For Debt Paydown $ 77 $ 117 $ 191 $ 256 $ 333 $ 405

Cumulative FCF 117 308 564 897 1,303

De-leveraging Profile

PF 2010 2011E 2012E 2013E 2014E 2015E

Bank Debt 1,100 983 792 536 203 0

Senior Notes 545 545 545 545 545 545

Total Debt $ 1,645 $ 1,528 $ 1,337 $ 1,081 $ 748 $ 545

Total Debt / EBITDA 5.4 x 3.9 x 2.8 x 1.9 x 1.1 x 0.7 x

Adj. Debt / EBITDAR 6.0 x 4.7 x 3.8 x 3.1 x 2.4 x 2.0 x

EBITDA / Int. Exp. 2.4 x 3.2 x 4.2 x 5.8 x 8.4 x 12.5 x

EBITDA-Capex / Int. Exp. 2.0 x 2.8 x 3.7 x 5.1 x 7.7 x 11.5 x

Illustrative Returns to Sponsor

Purchase Price $ 45.00 $ 50.00 $ 55.00 $ 60.00 $ 65.00

Premium to Current 33.8% 48.7% 63.6% 78.5% 93.3%

Implied EV / 2010E EBITDA

Exit EBITDA Multiple

9.0 x 10.2 x 11.3 x 12.5 x 13.7 x

7.5 x 34.1% 27.8% 23.0% 19.2% 15.9%

8.0 x 35.8% 29.6% 24.7% 20.7% 17.4%

8.5 x 37.5% 31.2% 26.2% 22.2% 18.9%

9.0 x 39.2% 32.7% 27.7% 23.7% 20.3%

9.5 x 40.7% 34.2% 29.1% 25.1% 21.6%

Returns to Sponsor exit in 2015 @ 8.5x EBITDA

Implied EV / 2010E EBITDA

Adj. Leverage

9.0 x 10.2 x 11.3 x 12.5 x 13.7 x

4.5 x 31.0% 26.5% 22.9% 19.8% 17.1%

5.0 x 32.8% 27.9% 23.9% 20.5% 17.6%

5.5 x 35.0% 29.4% 25.0% 21.3% 18.2%

6.0 x 37.5% 31.2% 26.2% 22.2% 18.9%

6.5 x 40.7% 33.3% 27.7% 23.3% 19.7%

Equity Value Per Share (Assumes 25.0% Returns and 8.5x exit in 2015E)

2010 - 2015 Sales CAGR

10.7% 11.7% 12.7% 13.7% 14.7%

15E EBITDA Per Year Change in Annual Sales Growth vs. Plan

Margin vs. Plan (4.0)% (3.0)% (2.0)% (1.0)% 0.0%

22.8% 0.0% $ 51.42 $ 52.61 $ 53.84 $ 55.12 $ 56.45

21.8% (1.0)% $ 50.28 $ 51.42 $ 52.60 $ 53.83 $ 55.10

20.8% (2.0)% $ 49.15 $ 50.24 $ 51.37 $ 52.53 $ 53.74

19.8% (3.0)% $ 48.02 $ 49.06 $ 50.13 $ 51.24 $ 52.39

18.8% (4.0)% $ 46.89 $ 47.87 $ 48.89 $ 49.95 $ 51.04

Source: Company Management for the years 2010E through 2015E

Note: Assumes 63.7 million of basic shares outstanding.

(1) Assumes LIBOR floor of 1.75%. Assumes financing fees of 2.5% and OID on bank debt to be 1.0%.

(2) Equity Rollover assumes rollover of 50.0% of MD’s stake, 1.7 million basic shares and 2.0 million options at a strike price of $9.35.

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❹ Selected Potential Strategic Buyers

($ in billions)

Potential Buyer	Market Cap	Debt	Cash	EV	Cur. Credit Rating	Lev.	Adj. Lev.	Strategic Fit	Ability to Pay	Comments
[Potential Buyer 1]	14.3[1]	0.3	2.5	12.2	A	0.2x	2.2x	◑	●	■ Expanding outside of Japan and looking to enter the US market ■ Has looked both at luxury and mass concepts in the US; primary focus on teen retailers with established retail platform
[Potential Buyer 2]	$13.0	0.0	0.7	12.3	NR	0.0x	1.0	◔	◕	■ Historically not acquisitive although may consider acquisitions going forward given slowdown in domestic organic growth ■ Acquisition of an apparel player could be complementary to existing accessory / handbag core competency ■ Similar price points / "accessible luxury" positioning to Plaid
[Potential Buyer 3]	20.7[1]	6.2	1.0	27.0	BBB-	3.2x	4.7x	◔	◑	■ Very acquisitive and focused on increasing presence in the US ■ Still significantly levered from Puma acquisition ■ Rumored to be focusing on mid-market brands to complement its brand portfolio
[Potential Buyer 4]	5.3	0.0	0.6	4.7	NR	0.0x	1.9x	◔	◔	■ Unlikely to do an acquisition of Plaid's size; focused on small, tuck in acquisitions
[Potential Buyer 5]	8.7	1.2	0.5	9.4	A-	1.2x	2.0x	◔	◑	■ Very acquisitive ■ Primary focus remains on outdoor segment (secondary focus on lifestyle brands) ■ Prefers small, tuck-in acquisitions

Source: CapIQ and public filings
Note: Potential buyer names redacted
Note: Assumes Moody's 8x rent methodology for adjusted leverage calculations
[1] Reflects exchange rate of 80.54JPY/USD and 0.73 EUR/USD as of September 30, 2010

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4 Illustrative Merger Analysis

[Potential Buyer 1] Acquires Plaid; Assumes No Synergies; Based on IBES Estimates

($ in millions, except per share data)

[Potential Buyer 1] Pro forma for the Acquisition of Plaid

Purchase Price Per Share ($)(1)(2) $ 140.77 $ 45.00 $ 47.50 $ 50.00 $ 52.50 $ 55.00

Premium to Market Price 33.8% 41.3% 48.7% 56.2% 63.6%

Price / 2011E EPS 16.7 x 18.2 x 19.2 x 20.2 x 21.2 x 22.3 x

Equity Value ($) $14,329 $3,094 $3,273 $3,452 $3,632 $3,811

Enterprise Value ($) 12,179 2,803 2,982 3,161 3,340 3,520

100% Cash

Acquiror’s Cash Used (50.0%) $ 1,244 $ 1,244 $ 1,244 $ 1,244 $ 1,244

Target’s Cash Used (75.0%) 255 255 255 255 255

Total Cash Used $1,500 $1,500 $1,500 $1,500 $1,500

Cash used as % of Equity Consideration 48.5% 45.8% 43.4% 41.3% 39.4%

New Debt ($)(3) 1,637 1,820 2,003 2,186 2,369

Pro Forma Net Income

2011E Net Income $ 963 $ 958 $ 952 $ 946 $ 941

2012E Net Income $ 1,093 $ 1,088 $ 1,082 $ 1,077 $ 1,071

Pro Forma EPS

2011E EPS $ 9.40 $ 9.35 $ 9.29 $ 9.24 $ 9.19

2012E EPS $ 10.58 $ 10.52 $ 10.47 $ 10.41 $ 10.36

2011E EPS Accretion / (Dilution) (4) (5) (6) $ 8.43 11.6% 11.0% 10.3% 9.7% 9.0%

2012E EPS Accretion / (Dilution) (4) (5) (6) $ 9.39 12.7% 12.1% 11.5% 11.0% 10.4%

P/E to Maintain Share Price

Total Debt / LTM EBITDA 0.2 x 0.9 x 1.0 x 1.1 x 1.2 x 1.3 x

Adjusted Debt / LTM EBITDAR 2.2 2.7 2.8 2.9 2.9 3.0

Note: Potential buyer name redacted

(1) Market data as of 30-Sep-2010. Estimates per IBES.

(2) Assumes excess purchase price over book value is allocated 15.0% to net asset write-ups and the residual to goodwill.

(3) Assumes up to 50.0% of [Potential Buyer 1] existing cash and up to 75.0% of Plaid existing cash used to finance transaction.

(4) Assumes a pre-tax cost of debt of 3.50%.

(5) Assumes an opportunity cost of cash of 0.50% and a marginal tax rate of 40.5%.

(6) Assumes tax-deductible financing fees of 2.0% of incremental debt raised which are capitalized and amortized over 10 years.

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Appendix A: Supplemental Materials

Supplemental Materials 39

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Common Stock Comparison

($ in millions, except per share data)

Company	Closing Price 30-Sep-2010	% of 52 Week High	Equity Market Cap (1)	Enterprise Value (1)	Enterprise Value Multiples (2) EBITDA 2010	EBITDA 2011	EBIT 2010	EBIT 2011	Calendarized P/E Multiples (2) 2010	2011	5-Year EPS CAGR (2)	LTM Margins (1) EBITDA	EBIT	Dividend Yield
Plaid (IBES)	$ 33.62	67 %	$ 2,278	$ 1,986	6.4 x	5.8 x	7.7 x	7.1 x	14.6 x	13.0 x	15.2 %	19.8 %	16.9 %	0.0 %
Plaid (Old Management)					6.0 x	5.0 x	7.1 x	5.9 x	13.4 x	11.1 x				
Plaid (Management)					6.6 x	5.0 x	7.8 x	5.9 x	14.8 x	11.1 x				
Plaid (Tweed)					6.8 x	6.1 x	8.1 x	7.2 x	15.4 x	13.7 x				
Abercrombie & Fitch	$ 39.32	79 %	$ 3,474	$ 2,936	6.0 x	5.1 x	11.8 x	8.7 x	22.5 x	15.9 x	16.5 %	13.8 %	6.3 %	1.8 %
Aeropostale	23.25	72	2,161	1,863	4.0	3.7	4.5	4.2	8.8	8.2	11.6	20.1	17.8	0.0
American Eagle	14.96	76	2,925	2,494	5.5	5.1	8.1	7.2	15.5	13.4	12.5	13.3	8.3	3.5
AnnTaylor	20.24	81	1,208	948	4.5	4.0	8.5	7.7	17.6	14.7	15.0	10.2	4.9	0.0
Buckle	26.54	66	1,264	1,141	5.2	4.9	6.0	5.6	10.2	9.9	10.0	24.8	21.8	3.0
Coach	42.96	97	12,983	12,312	9.2	8.5	10.2	9.5	17.1	15.2	15.0	35.4	31.9	1.0
Gap	18.64	71	11,540	9,837	4.0	4.0	5.2	5.3	10.4	9.8	10.0	18.2	13.6	2.0
Guess?	40.63	81	3,784	3,341	7.4	6.5	8.7	7.4	14.1	12.3	15.0	20.3	17.4	1.5
Lululemon Athletica	44.72	98	3,233	3,059	18.1	14.7	21.3	17.8	36.7	30.4	25.0	27.1	23.0	0.0
Limited Brands	26.78	94	8,787	10,019	6.6	6.1	8.6	7.7	14.8	13.4	13.0	14.9	10.5	2.2
Polo	89.86	95	9,047	8,318	8.9	8.1	11.2	10.1	18.4	16.2	11.0	18.7	15.2	0.4
rue21	25.81	69	644	627	8.8	7.2	12.2	10.5	21.7	18.0	22.5	11.3	7.9	0.0
Urban Outfitters	31.44	78	5,301	4,710	8.6	7.3	10.6	8.9	18.5	15.6	20.0	23.2	19.0	0.0
High		98 %	$ 12,983	$ 12,312	18.1 x	14.7 x	21.3 x	17.8 x	36.7 x	30.4 x	25.0 %	35.4 %	31.9 %	3.5 %
Mean		81	5,104	4,739	7.4	6.6	9.8	8.5	17.4	14.8	15.2	19.3	15.2	1.2
Median		79	3,474	3,059	6.6	6.1	8.7	7.7	17.1	14.7	15.0	18.7	15.2	1.0
Low		66	644	627	4.0	3.7	4.5	4.2	8.8	8.2	10.0	10.2	4.9	0.0

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to January.

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Plaid Currently Trades Below Peer Median on a P/E Basis

Current Year Multiple Over Time (Median Multiples for the Period)

Plaid 2003 2004 2005 2006 2007 2008 2009 2010YTD Current (IBES)

2010 P/E

Case EPS Mult. Plaid NA NA NA 36.5 x 32.8 x 18.9 x 29.3 x 19.7 x 14.6 x

Tweed $2.19 15.4x Abercrombie & Fitch 13.5 14.5 18.6 15.0 15.3 11.0 25.4 22.3 22.5

Mgmt $2.27 14.8x

IBES $2.31 14.6x AÉROPOSTALE 20.0 21.4 16.7 16.6 17.7 15.3 12.3 10.4 8.8

AMERICAN EAGLE OUTFITTERS 14.7 17.8 15.2 17.0 13.6 9.9 19.3 14.4 15.5

ANNTAYLOR 16.0 15.7 22.2 19.7 16.3 12.6 10.7 18.1 17.6

Buckle 13.4 15.2 15.4 15.3 17.6 16.4 11.3 11.5 10.2

COACH 29.6 31.5 29.5 23.7 27.5 13.6 14.1 17.4 17.1

GAP 20.8 17.1 14.9 17.8 20.4 14.3 13.9 12.6 10.4

GUESS? 31.8 23.5 20.6 25.9 26.2 15.6 14.5 13.5 14.1

Limitedbrands 15.3 16.3 15.7 16.9 15.1 12.3 16.6 15.5 36.7

lululemon athletica NA NA NA NA NA 31.6 31.4 41.7 14.8

POLO RALPH LAUREN 13.8 16.2 16.8 19.9 22.9 16.2 15.2 18.4 18.4

rue21 NA NA NA NA NA NA NA 29.1 21.7

urban outfitters 22.0 33.1 36.0 25.5 27.6 26.6 20.7 22.6 18.5

Median 16.0x 17.1 x 16.8 x 17.8 x 17.7 x 14.8 x 14.9 x 17.4 x 17.1 x

S&P 18.6 17.6 16.2 15.6 16.1 14.2 16.3 14.2 13.8

Source: Bloomberg, IBES estimates. Note: Market data as of 30-Sep-2010

Supplemental Materials 41

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Premiums Analysis – All Cash Transactions

Median Announced Premiums to 1-Day Prior Closing Target Share Price for Announced and Completed Transactions Larger than $1 Billion Involving US Targets

50.0%

45.0% 43.8%

40.3%

40.0% 37.8% 37.8%

35.0%

31.1%

30.0% 27.8% Median: 27.7%

26.5%

25.4% 25.0%

25.0% 22.7%

20.0%

15.0%

10.0%

5.0%

0.0%

2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Source: Thomson SDC

Supplemental Materials 42

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Selected Precedent Transactions

Specialty Retail Transactions with Disclosed EBITDA Multiple

($ in millions)

Effective Date	Acquirer / Target	Enterprise Value	Enterprise Value Multiple of LTM (x) EBITDA	Target Business Description
Mar-2010	PVH / Tommy Hilfiger	3,168	8.3x	Designs, sources, and markets men's and women's sportswear and activewear, jeanswear, and childrenswear and holds licensing agreements for various related apparel, accessories, footwear, fragrances, and home furnishings
Aug-2009	Advent / Charlotte Russe	311	6.6x	Mall-based specialty retailer of apparel and accessories targeting young women in their teens and twenties
Jul-2009	Eddie Bauer / Golden Gate	286	5.9[1]	Specialty retailer that sells men's and women's outerwear, apparel, and accessories for outdoor lifestyle in the United States and Canada
Jun-2009	Dress Barn / Tween Brands	237	5.6	Specialty retailer for tween girls selling Justice and Limited Too branded apparel, accessories and footwear in the U.S. and internationally
Jul-2007	M1 Group / Facconable	$210	13.8	Premium wholesaler and retailer of high quality men's and women's apparel and accessories
May-2007	Payless / Stride Rite	874	10.9	Engage in the design and marketing of children's footwear, and athletic and casual footwear for children and adults primarily in the United States
Nov-2006	Limited / La Senza	624	11.8	One of Canada's leading specialty retailers of women's lingerie and apparel
Nov-2006	Sun Capital and Golden Gate Capital / Eddie Bauer[2]	610	11.9	Multi-channel specialty retailer that sells casual sportswear and accessories for the modern outdoor lifestyle to adults, ages 35 to 50
Dec-2005	Apax / Tommy Hilfiger	1,540	7.9	Designs and markets of men's and women's sportswear and activewear, jeanswear, and childrenswear
Jul-2005	Bain / Burlington Coat Factory	281	9.4	Burlington operates a chain of department stores with products including linens, bath items, gifts, coats, suits, luggage, family footwear, baby apparel, ladies sportswear, men's wear
Median		**$461**	**8.9x**	

[1] *Assumes LTM EBITDA as of 04-Apr-2009 of $48.6 million.*
[2] *Not consummated.*

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Sachs

Plaid Capital Structure

As of 31-Jul-2010

($ in millions)

Moody’s Adj.

Amount LTM LTM Leverage Interest / Tranche Current Bid /

(USD) Leverage (1) Using 8x (2) Coupon Rating Implied Yield Maturity

Cash $340

Undrawn Revolving Credit Facility (3) 195

Total Liquidity $536

Revolving Credit Facility ($200mm Capacity) - 0.0 x 1.6 L + 100-125 NA / NA May-2013

Term Loan (5) 49 0.1 1.7 L + 175 (4) Ba2 / BB+ 93.00 / 6.2% May-2013

Total Debt $49 0.1x 1.7x

Market Equity (30-Sep-2010) 2,285

Total Capitalization $2,335

Corporate Rating BB+ / WR Stable / NA

Source: Company Filings as of 31-Jul-2010

(1) Assumes LTM EBITDA to be $336mm as of 31-Jul-10. (2) LTM rent expense of $86mm capitalized at 8.0x. (3) Adjusts for $6mm of Letters of Credit as of 31-Jul-2010.

(4) Interest rate is at company’s option, at base rate plus a margin of 0.75% or at L+175 bps

(5) On August 24, 2010, the Company notified its lenders that it would make a voluntary prepayment of the remaining outstanding balance on its credit agreement on August 31, 2010.

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Sachs

Illustrative WACC Analysis

WACC Calculation

Target Capital Structure (%)

Net Debt / (Net Debt + Equity)(1) 10.0%

Equity / (Net Debt + Equity)(1) 90.0%

Implied Net Debt/Equity Ratio 11.1%

WACC

Risk-Free Rate (2) 3.4%

Equity Beta (Relevered) (4) 1.75

Equity Risk Premium (3) 6.7%

Cost of Equity 15.0%

Pre-Tax Cost of Debt 7.0%

After-Tax Cost of Debt 4.2%

Weighted-Average Cost of Capital 14.0%

WACC Sensitivity

Net Debt / Net Debt + Equity

(20.0)%(10.0)% 0.0% 10.0% 20.0%

Beta 1.55 15.7% 14.7% 13.7% 12.8% 11.8%

1.60 16.1% 15.1% 14.1% 13.1% 12.1%

Equity 1.65 16.5% 15.4% 14.4% 13.4% 12.4%

Relevered 1.70 16.9% 15.8% 14.7% 13.7% 12.6%

1.75 17.3% 16.2% 15.1% 14.0% 12.9%

At 10.0% Net Debt / (Net Debt + Equity)

Ke WACC

Beta 1.65 14.4% 13.4%

1.70 14.7% 13.7%

Equity 1.75 15.0% 14.0%

Relevered 1.80 15.4% 14.3%

1.85 15.7% 14.6%

Source: Bloomberg

(1) Estimated target capital structure based on current capital structure. (2) Risk free rate based on 20 Year US Treasury rate.

(3) Per U.S. Ibbotson.

(4) Based on Plaid’s Axioma historical equity beta

Supplemental Materials 45